Exhibit 10.9

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of March 20, 2007 and is entered into by and between AEGERION PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), with its chief executive office and principal place of business located at 1140 Route 22 East, Suite 304, Bridgewater, NJ 08807 and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“Lender”), with its principal place of business located at 400 Hamilton Avenue, Palo Alto, CA 94301.

RECITALS

WHEREAS, Borrower has requested Lender to make available to Borrower a loan in an aggregate principal amount of up to $15,000,000 (the “Loan”); and

WHEREAS, Lender is willing to make the Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1. Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Lender, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or Investment Property and which is intended to perfect Lender’s security interest in any of the Collateral.

“Advance” means any funds advanced under this Agreement.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Lender in substantially the form of Exhibit A.

“Agreement” means this Loan and Security Agreement, as the same may from time to time be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Cash” means all cash and liquid funds.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise

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directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices, in each case payable on or prior to the Maturity Date; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Event of Default” has the meaning given to it in Section 9.

“Facility Fee” means $127,500, which fee is due to Lender on the Closing Date.

“Financial Statements” has the meaning given to it in Section 7.1.

“Fully Diluted Capitalization” means, at any given time, the number of shares of Borrower’s (i) common stock issued and outstanding, and (ii) common stock ultimately issuable upon conversion, exercise or exchange of any outstanding rights to purchase Borrower’s capital stock, including preferred stock, options, warrants, employee stock plans and convertible debt.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Initial Public Offering” has the meaning given to it in Section 2.2.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Rate” means for any day, the prime rate as reported in The Wall Street Journal plus two and one-half percentage points (2.50%).

“Investment” means any beneficial ownership of or in any Person (including stock , partnership or limited liability company interests), or any loan, advance or capital contribution to any Person.

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

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“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” has the meaning given to it in the recitals to this Agreement.

“Loan Documents” means this Agreement, the Notes, Account Control Agreements, Joinder Agreements, all UCC Financing Statements, the Warrant, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, results of operations, or financial condition of Borrower and its subsidiaries, taken as a whole other than an effect reasonably attributable to (a) the failure of any nonclinical or clinical trial to demonstrate the desired safety or efficacy of any biologic or drug or (b) the denial, delay or limitation of approval of, or taking of any other regulatory action by, the United States Food and Drug Administration or any other governmental entity with respect to any biologic or drug where, in the case of (a) or (b), Borrower’s investors provide such confirmation to Lender as Lender reasonably requests that they continue to support Borrower, or (c) the inability of Borrower to consummate the Initial Public Offering; or (ii) the ability of Borrower to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Lender to enforce its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Lender’s Liens on the Collateral or the priority of such Liens.

“Maturity Date” means either (i) August 19, 2010 or (ii) after the closing of the Initial Public Offering, November 30, 2010.

“Maximum Loan Amount” means $15,000,000.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.5.

“Merger” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower or any Subsidiary, (ii) sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower or any Subsidiary in which the holders or affiliates thereof of Borrower or Subsidiary’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing at least more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower or Subsidiary is the surviving entity, (iii) sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower or any Subsidiary in which the shares issued after the Closing Date to persons who are not holders of Borrower’s outstanding shares (or securities convertible into or exercisable for such shares) as of the Closing Date or affiliates thereof would entitle the holders thereof to 50% or more of the proceeds that would be distributed to holders of Preferred Stock assuming that proceeds available for distribution are sufficient only to provide a distribution to holders of Preferred Stock; (iv) if, in connection with the sale or exchange of outstanding shares (or a similar transaction or series of related transactions) of Borrower, the valuation (determined by multiplying the per share price of securities sold or issued in such transaction by the Fully Diluted Capitalization) of Borrower after such transaction is less than forty percent (40%) than such valuation as of the date hereof; (v) sale, lease, license or transfer of any substantial part of the assets of Borrower or any

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Subsidiary outside the ordinary course of business; or (vi) acquisition by Borrower or any Subsidiary of all or substantially all of the capital stock or assets of another Person, provided however, that in all cases a Subsidiary may be merged with or into Borrower or into another Subsidiary or may sell or exchange its outstanding shares to Borrower, without constituting a “Merger.”

“Next Event” means the closing of Borrower’s next round of institutional private equity financing of at least $15,000,000 which first becomes effective after the Closing Date.

“Notes” means the Promissory Notes in substantially the form of Exhibit B.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (a) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date and disclosed in Schedule 1A; (c) Indebtedness not to exceed $1,500,000 in the aggregate in any fiscal year of Borrower secured by a lien described in clause (vi) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness; (d) Indebtedness to trade creditors or contractual counterparties incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (e) Indebtedness that also constitutes a Permitted Investment; and (f) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (a) Investments existing on the Closing Date disclosed in Schedule 1B or made in accordance with the Investment Policy approved by Borrower’s Board of Directors, a copy of which has been delivered to Lender; (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts; (c) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities (i) in an aggregate amount not to exceed $100,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees, directors, or consultants, to Borrower regardless of whether an Event of Default exists; (d) Investments accepted in connection with Permitted Transfers; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this subparagraph (f) shall not apply to Investments of Borrower in any Subsidiary; (g) additional Investments that do not exceed $100,000 in the aggregate; and (h) Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year.

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“Permitted Liens” means any and all of the following: (i) Liens existing on the Closing Date disclosed in Schedule 1C; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (iv) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (v) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vi) purchase money liens and liens in connection with capital leases on Equipment securing Indebtedness permitted in clause (c) of “Permitted Indebtedness”; and (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (vii) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the normal course of business, (ii) licenses and similar arrangements for the use of property in the ordinary course of business, or (iii) dispositions of worn-out, obsolete or surplus Equipment.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to Borrower’s common stock.

“Prepayment Fee” means for each Advance, an amount equal to (i) for a prepayment made on or before the first anniversary of the Closing Date, 2.0% of the remaining principal amount of the Advance prepaid, (ii) for a prepayment made after the first anniversary, but on or before the second anniversary of the Closing Date, 1.0% of the remaining principal amount of the Advance prepaid, and (iii) for a prepayment made after the second anniversary of the Closing Date, but before the Maturity Date, 0.5% of the remaining principal amount of the Advance prepaid. Notwithstanding the foregoing, if Borrower completes an Initial Public Offering by September 30, 2007, the Prepayment Fee shall be $0 for any Advance prepaid by September 30, 2007.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Secured Obligations” means Borrower’s obligation to repay to Lender the Loan and all Advances (whether or not evidenced by any Note), together with all principal, interest, fees, costs, professional fees and expenses, or other liabilities or obligations for monetary amounts owed by Borrower to Lender however arising, including the indemnity and insurance obligations in Section 6 and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, in each case, arising under this Agreement, the Notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral.

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“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents, terms that are defined in the UCC and used herein or in the other Loan Documents shall, unless the context indicates otherwise, have the meanings given to them in the UCC.

“Warrant” means the warrant entered into in connection with the Loan.

1.2. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.

SECTION 2. THE LOAN

2.1. Advances. Subject to the terms and conditions of this Agreement, Lender will make one (1) Advance to Borrower on or about the Closing Date in an amount equal to (i) $10,000,000 or (ii) such greater amount as Borrower may request, up to the Maximum Loan Amount. If the initial Advance is less than the Maximum Loan Amount, thereafter, at any time through November 19, 2007, Borrower may request additional Advances in the minimum amount of $5,000,000, up to the difference between the Maximum Loan Amount and the amount of the initial Advance. Notwithstanding the foregoing, upon the closing of the Initial Public Offering, Borrower may request such additional Advances at any time through February 28, 2008.

2.2. Repayment. The principal balance of each Advance shall bear interest thereon from the Advance Date, precomputed at the Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days in each month, through November 30, 2007. The aggregate principal balance outstanding on November 30, 2007, shall be amortized and shall be payable in 33 equal monthly installments of principal and interest beginning December 1, 2007 and continuing on the first day of each month thereafter. As the Interest Rate is variable, the interest component of each monthly payment may change over the term of the Advance. The entire principal balance and all accrued but unpaid interest hereunder, shall be due and payable on August 19, 2010. Notwithstanding the foregoing, upon the

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closing of the sale of Borrower’s common stock in an underwritten offering pursuant to the Securities Act of 1933, as amended, generating gross proceeds of at least $40,000,000 (the “Initial Public Offering”), Borrower may make interest-only payments through February 28, 2008, and the aggregate principal balance then outstanding shall be amortized and be payable in 33 equal monthly installments of principal and interest beginning March 1, 2008, and continuing on the first day of each month thereafter. In such event, the entire principal balance and all accrued but unpaid interest hereunder, shall be due and payable on November 30, 2010. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense.

2.3. Advance Request. To obtain an Advance, Borrower shall complete, sign and deliver an Advance Request and Note to Lender. Lender shall fund the Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Advance is satisfied as of the requested Advance Date.

2.4. Prepayment. At its option, at any time after August 30, 2007, Borrower may prepay all, but not less than all, of the outstanding Advances by paying (i) the entire principal balance plus all accrued interest, (ii) the Prepayment Fee, and (iii) all other sums, if any, that shall have become due and payable hereunder or under the Notes.

2.5. Maximum Interest. Notwithstanding any provision in this Agreement, the Notes, or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of principal outstanding on the Notes; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.6. Default Interest. In the event any payment is not paid within five (5) business days of the scheduled Payment Date, an amount equal to two percent (2%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2 plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, to the extent permitted by law, compounded at the rate set forth in Section 2.2 or Section 2.6, as applicable.

2.7. Mandatory Prepayment. The outstanding amount of all principal and accrued interest and unpaid interest will become immediately due and payable at Lender’s option (1) upon a Merger, or (2) the sale of substantially all assets of the Borrower outside the ordinary course of business unless otherwise agreed to in writing by Lender.

SECTION 3. SECURITY INTEREST

3.1. As security for the prompt, complete and indefeasible payment when due (whether on the Payment Dates or otherwise) of all the Secured Obligations, Borrower grants to Lender a security interest in all of Borrower’s personal property now owned or hereafter acquired, including the following: (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Accounts; (f) Inventory; (g) Investment Property; (h) Deposit Accounts; (i) Cash; (j) Goods and other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and (k) to the extent

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not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing, provided that Collateral does not include Intellectual Property, but does include any proceeds arising out of the disposition of Intellectual Property.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1. Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Lender the following:

(a) executed originals of this Agreement, the Loan Documents, the Warrant, Account Control Agreement(s), a legal opinion of Borrower’s counsel, Joinder Agreements, Guaranties, and all other documents and instruments reasonably required by Lender to effectuate the transactions contemplated hereby or to create and perfect the Liens of Lender with respect to all Collateral, in all cases in form and substance reasonably acceptable to Lender;

(b) certified copy of resolutions of Borrower’s board of directors evidencing approval of (i) the Loans and other transactions evidenced by the Loan Documents; and (ii) the Warrant and transactions evidenced thereby;

(c) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d) a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) payment of the Facility Fee and reimbursement of Lender’s current expenses reimbursable pursuant to Section 11.11, which amounts may at Borrower’s election be deducted from the initial Advance; and

(f) such other documents as Lender may reasonably request.

4.2. All Advances. On each Advance Date:

(a) Lender shall have received (i) an Advance Request for the relevant Advance as required by Section 2.3, duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, (ii) a duly executed Note evidencing such Advance, and (iii) any other documents Lender may reasonably request.

(b) The representations and warranties set forth in this Section 4 and in Section 5 and in the Warrant shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Borrower shall be in compliance in all material respects with the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d) Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section and as to the matters set forth in the Advance Request.

4.3. No Default. As of the Closing Date and each Advance Date, (i) since the delivery of the most recent financial statements of Borrower delivered in accordance with Sections 7.1(a)-(c), no fact or condition exists that would constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect, has occurred and is continuing.

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SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1. Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C.

5.2. Collateral. Borrower owns all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens. Borrower has the full power and authority to grant and convey to Lender a Lien in the Collateral as security for the Secured Obligations, free of all other Liens other than Permitted Liens.

5.3. Consents. Borrower’s execution, delivery and performance of the Notes, this Agreement and all other Loan Documents, and Borrower’s execution of the Warrant, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate of Incorporation, bylaws, or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person. The individual or individuals executing the Loan Documents and the Warrant are duly authorized to do so.

5.4. Actions Before Governmental Authorities. Except as described on Schedule 5.4, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any business, property or rights of Borrower (i) which seek to prevent, enjoin, hinder or delay the transactions contemplated by the Loan Documents or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

5.5. Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any indenture or other agreement, contract or instrument evidencing indebtedness, or any other material agreement, contract or instrument to which it is a party or by which it or any of its properties or assets are or may be bound and for which such default would reasonably be expected to result in a Material Adverse Effect.

5.6. Information Correct. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Lender in connection with any Loan Document or included therein or delivered pursuant thereto, contained, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

5.7. Tax Matters. Except as described on Schedule 5.7, (a) Borrower has filed all federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due

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pursuant to such returns, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.8. Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property. Except as described on Schedule 5.8, to the best of Borrower’s knowledge, each of the material Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property that is owned by Borrower has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower in writing that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses and other licenses which if terminated could not reasonably be expected to result in a Material Adverse Effect), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.9. Intellectual Property. Except as described on Schedule 5.9, Borrower’s Intellectual Property constitutes all rights used in or necessary in the operation or conduct of Borrower’s business as currently conducted and currently proposed to be conducted by Borrower.

5.10. Borrower Products. Except as described on Schedule 5.10, no Intellectual Property owned by Borrower or Borrower Product is subject to any pending or, to the knowledge of Borrower, threatened in writing litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any material respect Borrower’s use, transfer or licensing thereof or that could reasonably be expected to adversely affect the validity, use or enforceability thereof. There is no outstanding decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. There is no outstanding or, to the knowledge of Borrower, threatened in writing, dispute or disagreement of which Borrower is aware with respect to any contract, license or agreement between Borrower and any third party related to any material component or portion of the Intellectual Property.

5.11. Financial Accounts. Schedule 5.11 is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.12. Employee Loans. Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.13. Material Adverse Effect. Since the delivery of the most recent financial statements of Borrower delivered in accordance with Sections 7.1(a)-(c), no event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing, and Borrower is not aware of any event likely to occur that would reasonably be expected to result in a Material Adverse Effect.

5.14. Capitalization. Borrower’s capitalization is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments. Attached as Schedule 1 hereto is a true, correct and complete list of each Subsidiary, and all information set forth on Schedule 1 and Schedule 5.14 is true, correct and complete.

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SECTION 6. INSURANCE; INDEMNIFICATION

6.1. Coverage. So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of Two Million Dollars ($2,000,000.00) of commercial general liability insurance as primary and/or excess insurance for each occurrence. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral. Borrower shall also carry and maintain a fidelity insurance policy in an amount not less than $150,000, together with directors’ and officers’ insurance on terms customary for companies in Borrower’s line of business and stage of development.

6.2. Certificates. Borrower shall deliver to Lender certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Lender is an additional insured for commercial general liability, an additional insured and a loss payee for all risk property damage insurance, subject to the insurer’s approval, a loss payee for fidelity insurance, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. Unless an Event of Default shall have occurred and be continuing, all insurance proceeds shall be paid or turned over to Borrower. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Lender of cancellation. Any failure of Lender to scrutinize such insurance certificates for compliance is not a waiver of any of Lender’s rights, all of which are reserved.

6.3. Indemnity. Borrower shall and does hereby indemnify and hold Lender, its officers, directors, employees, agents, in-house attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Lender or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims to the extent resulting from Lender’s gross negligence willful misconduct or breach of its obligations under the Loan Documents. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1. Financial Reports. Borrower shall furnish to Lender the Compliance Certificate in the form of Exhibit F monthly within 30 days after the end of each month and the financial statements listed hereinafter, each prepared in accordance with GAAP, consistently applied (the “Financial Statements”):

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(a) as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer;

(b) as soon as practicable (and in any event within forty five (45) days) after the end of each calendar quarter, unaudited interim financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer;

(c) as soon as practicable (and in any event within 120 days after the end of each fiscal year), unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by Ernst & Young LLP or another firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

(d) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements, materials or reports that Borrower has made available to holders of its Preferred Stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange (including on Forms 10Q and 10K) and;

(e) budgets, operating plans and other financial information reasonably requested by Lender.

The executed Compliance Certificate may be sent via facsimile to Lender at (650) 473-9194 or via e-mail to financialstatements@herculestech.com and bjadot@herculestech.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financial statements@herculestech.com and bjadot@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Lender at: (650) 473-9194, attention Chief Credit Officer, reference AEGERION PHARMACEUTICALS, INC.

7.2. Management Rights. Borrower shall permit any representative that Lender authorizes, including its attorneys and accountants, to inspect the Collateral, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable prior notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such inspections or consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Lender with respect to any business issues shall not be deemed to give Lender, nor be deemed an exercise by Lender of, control over Borrower’s management or policies.

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7.3. Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents reasonably requested by Lender to perfect or give the highest priority to Lender’s Lien on the Collateral. Borrower shall from time to time provide any instruments or documents as may be reasonably requested by Lender, and take all further action that may be necessary or desirable, or that Lender may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Lender’s name or in the name of Lender as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Lender’s Lien thereon against all Persons claiming any interest adverse to Borrower or Lender.

7.4. Compromise of Agreements. Borrower shall not (a) grant any material extension of the time of payment of any of the Receivables or General Intangibles, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof in excess of $100,000 in the aggregate, or (d) allow any credit or discount whatsoever thereon other than trade discounts granted by Borrower in the ordinary course of business of Borrower.

7.5. Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.6. Collateral. Borrower shall at all times keep the Collateral and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting the Collateral, such other property and assets, or any Liens thereon. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting such Subsidiary’s assets.

7.7. Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.8. Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans stock option plans or agreements, restricted stock agreements or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock, or (c) lend money to any employee, officer or director or guarantee the payment of any such loan granted by a third party in excess of $200,000 in the aggregate or (d) waive, release or forgive any indebtedness owed by any employee, officer or director in excess of $200,000 in the aggregate.

7.9. Transfers. Except for Permitted Transfers, Borrower shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.10. Taxes. Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on

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or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11. Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Lender. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Lender; and (ii) such relocation shall be within the continental United States. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of mobile equipment, or other equipment having an aggregate value of up to $100,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Lender and (ii) such relocation is within the continental United States.

7.12. Payments. Lender will initiate debit entries to Borrower’s account as authorized in the ACH Debit Authorization in substantially the form attached as Exhibit H.

7.13. Deposit Accounts. Neither Borrower nor any domestic U.S. Subsidiary shall maintain any Deposit Accounts (other than payroll, trust or escrow accounts), or accounts holding Investment Property, except with respect to which Lender has a perfected security interest in each such account.

SECTION 8. RIGHT TO PURCHASE STOCK

8.1. Lender or its assignee or nominee shall have the right, in its discretion, to purchase shares of Borrower’s securities having an aggregate purchase price of up to $1,500,000 in connection with the Next Event. Such right shall be upon the same terms and conditions afforded to other investors in the Next Event.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events (herein called “Events of Default”) shall constitute a breach and default under this Loan Agreement, the Notes, and the other Loan Documents:

9.1. Payments. Borrower fails to pay any amount due under this Agreement, the Notes or any of the other Loan Documents on the due date thereof (the “Payment Date”); or

9.2. Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, the Notes, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6.1, 7.5, 7.6, 7.7, 7.8 or 7.9) such default continues for more than ten (10) days after the earlier of the date on which (i) Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6.1, 7.5, 7.6, 7.7, 7.8 or 7.9, the occurrence of such default; or

9.3. Material Adverse Effect. A circumstance has occurred since the delivery of the most recent financial statements of Borrower delivered in accordance with Sections 7.1(a)-(c) that would reasonably be expected to have a Material Adverse Effect.

9.4. Other Loan Documents. The occurrence of any default under the Warrant, any Loan Document, or any agreement between Borrower and Lender and such default continues for more than ten (10) business days after the earlier of (a) Lender has given notice of such default to Borrower, or (b) Borrower has actual knowledge of such default; or

9.5. Representations. Any representation or warranty made by Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect when made or deemed made; or

9.6. Insolvency. Borrower (a) shall make an assignment for the benefit of creditors; or (b) shall admit in writing its inability to pay its debts as they become due, or its inability to pay or perform under the

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Loan Documents; or (c) shall file a voluntary petition in bankruptcy; or (d) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (e) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (f) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees, or becomes insolvent; or (g) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (a) through (f); or either (a) sixty (60) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (b) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (c) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (d) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or thirty (30) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.7. Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $250,000, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or

9.8. Other Indebtedness. The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of $250,000 or that, when aggregated with any other such defaults would reasonably be expected to have a Material Adverse Effect.

SECTION 10. REMEDIES

10.1. Upon and during the continuance of any one or more Events of Default, in accordance with applicable law (i) Lender may, at its option, accelerate and demand payment of all or any part of the Secured Obligations and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.6, the Notes and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) Lender may notify any of Borrower’s account debtors to make payment directly to Lender, compromise the amount of any such account on Borrower’s behalf and endorse Lender’s name without recourse on any such payment for deposit directly to Lender’s account. Upon and during the continuance of an Event of Default, the unpaid principal of and accrued interest on the Notes and Advances and all outstanding Secured Obligations, including all professional fees and expenses, shall thereafter bear interest at the Default Rate. Upon and during the continuance of an Event of Default, Lender may exercise in accordance with applicable law all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Lender’s rights and remedies shall be cumulative and not exclusive.

10.2. Upon the occurrence and during the continuance of any Event of Default, Lender may, at any time or from time to time, and in accordance with applicable law, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such

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public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Lender in the following order of priorities:

First, to Lender in an amount sufficient to pay in full Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Lender may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3. Lender shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Lender to marshal any Collateral.

10.4. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

SECTION 11. MISCELLANEOUS

11.1. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2. Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a) If to Lender:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer, Bryan Jadot and Parag Shah

400 Hamilton Ave.

Palo Alto, CA 94025

Facsimile: 650-473-9194

Telephone: 617-261-6552

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(b) If to Borrower:

AEGERION PHARMACEUTICALS, INC.

Attention: Will Lewis, Chief Financial Officer

1140 Route 22 East, Suite 304

Bridgewater, NJ 08807

Facsimile: 908-541-1155

Telephone: 908-704-1300

With a copy to:

GOODWIN PROCTER LLP

Attention: Mark D. Smith

53 State Street

Boston, MA 02109

Facsimile: 617-523-1231

or to such other address as each party may designate for itself by like notice.

11.3. Entire Agreement; Amendments. This Agreement, the Notes, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Lender’s proposal letter dated February 12, 2007). None of the terms of this Agreement, the Notes or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

11.4. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5. No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission or delay by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

11.6. Survival. All agreements, representations and warranties contained in this Agreement, the Notes and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement.

11.7. Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Notes or any of the other Loan Documents without Lender’s express prior written consent, such consent not to be unreasonably withheld, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender’s successors and assigns.

11.8. Governing Law. This Agreement, the Notes and the other Loan Documents have been negotiated and delivered to Lender in the State of California, and shall have been accepted by Lender in the State of California. Payment to Lender by Borrower of the Secured Obligations is due in the State of

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California. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9. Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement, the Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.3, and shall be deemed effective and received as set forth in Section 11.3. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10. Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and Lender; Claims that arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 11.11(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court of competent jurisdiction identified in Section 11.11, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

18.

11.11. Professional Fees. Borrower promises to pay Lender’s reasonable, documented out-of-pocket fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable, documented attorneys fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable invoiced attorneys’ and other professionals’ fees and expenses incurred by Lender after the Closing Date in connection with or related to: (a) the collection or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12. Confidentiality. Lender acknowledges that financial statements provided to Lender by Borrower and certain items of Collateral and other information provided to Lender by Borrower (if and to the extent such other information is marked as confidential by Borrower at the time of disclosure) are confidential and proprietary information of Borrower (the “Confidential Information”). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Lender’s security interest in the Collateral shall not be disclosed to any other person or entity or used in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Lender’s counsel; (e) to comply with any legal requirement or law applicable to Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Lender’s sale, lease, or other disposition of Collateral after the occurrence and during the continuance of an Event of Default; (g) to any participant or assignee of Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13. Assignment of Rights. Borrower acknowledges and understands that Lender may sell and assign all or part of its interest hereunder and under the Note(s) and Loan Documents to any person or entity (an “Assignee”). After such assignment the term “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

19.

11.14. Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Lender in Cash.

11.15. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16. No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any person other than Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely between the Lender and the Borrower.

11.17. Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Lender by reason of Borrower’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by Lender. If Lender institutes any action or proceeding to specifically enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim or defense therein that Lender has an adequate remedy at law, and such Person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

11.18. Publicity. Lender may use Borrower’s name and logo, and include a brief description of the relationship between Borrower and Lender, in Lender’s marketing materials with prior notice thereof to Borrower.

20.

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:	AEGERION PHARMACEUTICALS, INC.

	Signature:	/s/ Gerald Wisler
	Print Name:	Gerald Wisler
	Title:	President and CEO

Accepted in Palo Alto, California:

LENDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	Signature:	/s/ Scott Harvey
	Print Name:	Scott Harvey
	Title:	Chief Legal Officer

21.

Table of Exhibits and Schedules

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B:	Promissory Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	ACH Authorization

Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.7	Tax Matters
Schedule 5.8	Intellectual Property Claims
Schedule 5.9	Intellectual Property
Schedule 5.10	Borrower Products
Schedule 5.11	Financial Accounts
Schedule 5.13	Capitalization

1.

EXHIBIT A

ADVANCE REQUEST

To:	Lender:	Date: , 2007
Hercules Technology Growth Capital, Inc.
400 Hamilton Avenue
Palo Alto, CA 94301
Facsimile: 650-473-9194
Attn:

AEGERION PHARMACEUTICALS, INC. (“Borrower”) hereby requests from Hercules Technology Growth Capital, Inc. (“Lender”) an Advance in the amount of                     Dollars ($            .00) on                     ,         (the “Advance Date”) pursuant to the Loan and Security Agreement between Borrower and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Borrower	______________

or

(b)	Wire Funds to Borrower’s account	______________

Bank:	_____________________

Address:	____________________________________

____________________________________

ABA Number:	____________________________________

Account Number:	____________________________________

Account Name:	____________________________________

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that since the delivery of the most recent financial statements of Borrower delivered in accordance with Sections 7.1(a)-(c), no Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement and in the Warrant are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance in all material respects with the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would constitute an Event of Default under the Agreement. Borrower understands and acknowledges that Lender has the right to review the financial information supporting this representation and, based upon such review in its reasonable discretion, Lender may decline to fund the requested Advance if such representation is not true and correct.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of this Agreement of, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

2.

Borrower agrees to notify Lender promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct in all material respects on the Advance Date and if Lender has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of                     , 200    .

BORROWER: AEGERION PHARMACEUTICALS, INC.

SIGNATURE:
TITLE:	Chief Executive Officer or Chief Financial Officer
PRINT NAME:

3.

ATTACHMENT TO ADVANCE REQUEST

Dated:

Borrower hereby represents and warrants to Lender that Borrower’s current name and organizational status is as follows:

Name:	Aegerion Pharmaceuticals, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	__________________________

Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its current locations are as follows:

Chief Executive Office
and Principal Place of Business:	1140 Route 22 East, Suite 304 Bridgewater, NJ 08807

Locations of Collateral:	Same as above

4.

EXHIBIT B

SECURED PROMISSORY NOTE

$15,000,000	Advance Date: March 20, 2007
Maturity Date: August , 2010

FOR VALUE RECEIVED, AEGERION PHARMACEUTICALS, INC., a Delaware corporation, for itself and each of its Subsidiaries (the “Borrower”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., a Maryland corporation or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Fifteen Million Dollars ($15,000,000) together with interest at a floating rate equal to the prime rate as reported in the Wall Street Journal, and if not reported, then the prime rate next reported in the Wall Street Journal, plus two and one-half percentage points (2.50%) per annum based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated March 20, 2007, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note. Reference to the Loan Agreement shall not affect or impair the absolute and unconditional obligation of the Borrowers to pay all principal and interest and premium, if any, under this Promissory Note upon demand or as otherwise provided herein

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:	AEGERION PHARMACEUTICALS, INC.

By:

Title:

5.

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1. Borrower represents and warrants to Lender that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	Aegerion Pharmaceuticals, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	______________________

2. Borrower represents and warrants to Lender that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name:

Used during dates of:

Type of Organization:

State of organization:

Organization file Number:

Borrower’s fiscal year ends on December 31

Borrower’s federal employer tax identification number is:

3. Borrower represents and warrants to Lender that the street addresses, cities, states and postal codes of its current locations as of the Closing Date are:

Chief Executive Office:	1140 Route 22 East, Suite 304
Bridgewater, NJ 08807

Principal Place of Business:	Same as above.

Locations of Collateral:	Same as above

6.

EXHIBIT D

[To be attached]

7.

EXHIBIT E

RESERVED

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue

Palo Alto, CA 94301

Re: Reference is made to that certain Loan and Security Agreement dated March 20, 2007 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) between Hercules Technology Growth Capital, Inc. (“Hercules”) as Lender and Aegerion Pharmaceuticals, Inc. (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

Gentlemen:

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provided certification of information regarding the Company; hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance in all material respects for the period ending                      of all covenants, conditions and terms and hereby reaffirms that all representations and warrants contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days
Interim Financial Statements	Quarterly within 45 days
Audited Financial Statements	FYE within 120 days

Very Truly Yours,

By:
Name:
Its:

20.

EXHIBIT G

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of March 20, 2007, and is entered into by and between                      (“Subsidiary”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, as a Lender.

RECITALS

A. Subsidiary’s Affiliate, Aegerion Pharmaceuticals, Inc. (“Company”) desires to enter into that certain Loan and Security Agreement dated March 20, 2007, with Lender, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Lender agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.	By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that Lender shall have no duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith. Rather, to the extent that Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other person or entity. By way of example (and not an exclusive list): (a) Agent or a Lender’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed between Company and Lender shall be deemed provided to Subsidiary; (b) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (c) Subsidiary shall have no right to request an Advance or make any other demand on Agent or a Lender.

SUBSIDIARY:

By:
Name:
Title:

Address:

Telephone:
Facsimile:

21.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

Address:

400 Hamilton Avenue
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

22.

EXHIBIT H

FORM OF

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Loan and Security Agreement dated March __, 2007 between AEGERION

PHARMACEUTICALS, INC. (“Borrower”) and Hercules Technology Growth Capital, Inc.

(“Company”) (the “Agreement”)

In connection with the above referenced Agreement, the Borrower hereby authorizes the Company to initiate debit entries for the periodic payments due under the Agreement to the Borrower’s account indicated below. The Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

AEGERION PHARMACEUTICALS, INC.

By:
Date:

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 29, 2008, by and between HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Lender”) and AEGERION PHARMACEUTICALS, INC., a Delaware corporation, and each of its subsidiaries that becomes a party to the Agreement, (hereinafter collectively referred to as the “Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of March 20, 2007 (the “Agreement”). Borrower has asked Lender to refinance the outstanding principal balance under the Agreement. This Amendment makes those changes, and others set forth below. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. The following definitions in Section 1.1 of the Agreement are added or amended to read as follows:

“Amendment Date” means the date of this Amendment.

“Interest Rate” means for any day, the greater of (i) 9.55% per annum or (ii) 2.50% plus the Prime Rate reported in The Wall Street Journal.

“Maturity Date” means September 1, 2011, provided that if the repayment period is extended pursuant to Section 2.2, Maturity Date will be December 1, 2011.

“Prepayment Fee” means an amount equal to (i) for a prepayment made on or before the first anniversary of the Amendment Date, 2.0% of the remaining principal amount prepaid, (ii) for a prepayment made after the first anniversary, but on or before the second anniversary of the Amendment Date, 1.0% of the principal amount prepaid, and (iii) for a prepayment made after the second anniversary of the Amendment Date, but before the Maturity Date, 0.5% of the remaining principal amount prepaid. Notwithstanding the foregoing, if Borrower completes an Initial Public Offering by March 31, 2009, the Prepayment Fee shall be $0 for any Advance prepaid by March 31, 2009.

2. Sections 2.1 and 2.2 are amended to read as follows:

2.1 Advance. Lender will make one (1) Advance to Borrower on or about the Amendment Date in an amount equal to $7,525,000. Borrower shall use the first proceeds of the Advance to repay all amounts owing to Lender under the Agreement as of the Amendment Date.

2.2 Repayment. Beginning on the date of the Advance, and continuing for so long as the Advance is outstanding, Borrower shall pay interest on the Advance on the first day of each month at a rate equal to the Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days in each month. The aggregate principal balance outstanding on March 31, 2009, shall be amortized and shall be payable in 30 equal monthly installments of principal and interest, the first payment being due on April 1, 2009, and continuing on the first day of each month thereafter; provided that if before April 1, 2009, Borrower receives at least $20,000,000 of proceeds from the sale of its equity securities or as an up-front payment on a corporate collaboration agreement, then the aggregate principal balance shall be amortized and payable in 30 equal monthly installments of principal and interest, the first payment being due on July 1, 2009, and continuing on the first day of each month thereafter. As the Interest Rate is variable, the interest component of each monthly payment may change over the term of the Advance. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. As partial evidence of the Advance, Borrower shall deliver to Lender a promissory note in substantially the form attached hereto. Lender is authorized to

34.

record in its books and records the date and amount of the Advance made by Lender, and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by Lender to effect such recordation shall not affect Borrower’s obligations hereunder.

3. Section 2.8 is added to the Agreement, to read as follows:

2.8 End of Term Charge. On the earliest to occur of (i) the Maturity Date, (ii) the date that Borrower prepays the outstanding Obligations, or (iii) the date the Obligations become due and payable, Borrower shall pay Lender a fee of $301,000.

4. Notwithstanding anything to the contrary contained in that certain Warrant Agreement to purchase shares of Series A Preferred Stock dated as of March 20, 2007 (the “Warrant Agreement”), the amount advanced to the Borrower under this Amendment shall not be deemed to be an “Advance” under the Warrant Agreement, it being agreed that for purposes of the Warrant Agreement “Advance” shall mean only that amount advanced under the Agreement to date, or $10,000,000. Borrower and Lender hereby agree to amend and restate the Warrant Agreement as mutually agreed in order to give effect to the foregoing.

5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof. This Amendment does not constitute a novation.

6. Except as set forth on the attached Schedule I, (i) the representations and warranties set forth in the Agreement are true and correct in all material respects on the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and (ii) an Event of Default is not continuing

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Amendment, duly executed by Borrower;

(b) Corporate Resolutions to Borrow;

(c) payment of an amount equal to the Lender Expenses incurred in connection with this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

AEGERION PHARMACEUTICALS, INC.

By:	/s/ William H. Lewis
Title:	Chief Financial Officer

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ K. Nicholas Martitsch
Title:	Associate General Counsel

35.

TERM NOTE

$7,525,000	September 29, 2008

FOR VALUE RECEIVED, AEGERION PHARMACEUTICALS, INC., a Delaware corporation, for itself and each of its Subsidiaries (the “Borrower”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., a Maryland corporation or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of $7,525,000 or such other principal amount as Lender has advanced to Borrower, together with interest as set forth in the Loan Agreement.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain First Amendment to Loan and Security Agreement dated as of September 29, 2008, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note. Reference to the Loan Agreement shall not affect or impair the absolute and unconditional obligation of the Borrowers to pay all principal and interest and premium, if any, under this Promissory Note upon demand or as otherwise provided herein

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:	AEGERION PHARMACEUTICALS, INC.

By:
Name:
Title:

CORPORATE RESOLUTIONS TO BORROW

Borrower: AEGERION PHARMACEUTICALS, INC.

I, the undersigned Secretary or Assistant Secretary of AEGERION PHARMACEUTICALS, INC. (the “Corporation”), HEREBY CERTIFY in the name and on behalf of the Corporation that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY in the name and on behalf of the Corporation that at a meeting of the Directors of the Corporation duly called and held, at which a quorum was present and voting, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES
William H. Lewis	Chief Financial Officer	/s/ William H. Lewis

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

EXECUTE AMENDMENT. To execute and deliver to Hercules Technology Growth Capital, Inc. (“Lender”) that certain First Amendment to Loan and Security Agreement (the “Amendment”) substantially in the form attached hereto and any related documents, and also to execute and deliver to Lender one or more renewals, extensions, modifications, consolidations, or substitutions therefor.

BORROW MONEY. To borrow from time to time from Lender, on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation.

FURTHER ACTS. To do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Lender may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY in the name and on behalf of the Corporation that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

I FURTHER CERTIFY in the name and on behalf of the Corporation that attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand on September 29, 2008 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X	/s/ Christine Pellizzari

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

SCHEDULE I

Aegerion Pharmaceuticals, Inc. (“Aegerion” or “Borrower”) has prepared the schedules in this Schedule I pursuant to the First Amendment to Loan and Security Agreement, dated September 29, 2008 (the “Amendment”), between Borrower and Hercules Technology Growth Capital, Inc. (“Lender”). Descriptive headings in the Schedules are inserted only for reference purposes and for convenience of the reader. Capitalized terms used but not defined in this Schedule I shall have the meanings assigned to them in the Loan and Security Agreement, dated March 20, 2007 (the “Agreement”), between Borrower and Lender.

The schedules contained in this Schedule I update the schedules prepared by Aegerion and delivered to Lender on the Closing Date. If the disclosure provided by the Borrower in the schedules is in greater detail than is required by the particular representation and warranty of Borrower in Section 5 of the Agreement, such disclosure is not an admission by Borrower that it believes the disclosed information is material or not in the ordinary course of business. Furthermore, a threshold of materiality being provided by Borrower on a particular section of the schedules, if any, is not intended to be an indication of the threshold of materiality for any other section of the schedules or for any purpose under the Agreement. Nothing in the schedules constitutes an admission of any liability or obligation of Borrower to any third party or an admission against the interest of Borrower.

This Schedule I is accurate and complete as of the date of the Agreement. Disclosure in one section of Schedule I shall constitute disclosure for all sections hereof, to the extent that the applicability of such disclosure is manifestly apparent.

Schedule 1

Subsidiaries

None.

Schedule 1A

Existing Permitted Indebtedness

The Company has issued Senior Subordinated Promissory Notes in the aggregate principal amount of $3,814,759.51 pursuant to a Note Purchase Agreement dated September 2, 2008 (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Company may issue up to an additional $4,935,240.49 of Senior Subordinated Promissory Notes.

Schedule 1B

Existing Permitted Investments

Aegerion makes investments pursuant to the Investment Policy & Guidelines approved by its Board of Directors, a copy of which has been provided to the Lender.

Schedule 1C

Existing Permitted Liens

None.

Schedule 5.3

Consents

The holders of Aegerion’s Preferred Stock have certain rights upon the issuance by Aegerion of new securities. Aegerion obtained a waiver of these rights prior to the original Closing Date. No further consent was required in connection with Aegerion’s execution, delivery and performance of the First Amendment.

Schedule 5.5

Actions Before Governmental Authorities

None.

Schedule 5.7

Tax Matters

None.

Schedule 5.8

Intellectual Property Claims

On September 27, 2006, Aegerion entered into a Settlement and Cross-License Agreement with The Trustees of the University of Pennsylvania and Pfizer Inc. of New York (“Pfizer”) to settle an interference declared by the U.S. Patent & Trademark Office between a U.S. patent application owned by Pfizer and an issued U.S. patent licensed to Aegerion by UPenn. There are no payments due to or from Aegerion under the Settlement and Cross-License Agreement. The cross-licenses granted by the parties under the Settlement and Cross-License Agreement are perpetual and irrevocable.

Schedule 5.9

Intellectual Property

None.

Schedule 5.10

Borrower Products

None.

Schedule 5.11

Financial Accounts

1.	Bank: Commerce Bank, NA

Account: 2759500016 – INVESTMENT ACCOUNT (USD)

2.	Bank: Commerce Bank, NA

Account: 7861047020 – PAYROLL ACCOUNT (USD)

3.	Bank: Commerce Bank, NA

Account: 7861047038 – OPERATING ACCOUNT (USD)

4.	Bank: Lehman Brothers

Account: 831-03415-1-9-654 – BROKERS’ ACCOUNT

5.	The Company has granted a limited power of attorney to Hercules Technology Growth Capital, Inc. pursuant to the ACH Debt Authorization Agreement dated March 20, 2007.

6.	Bank: Commerce Bank, NA

Account: 7867050507 – AEGERION PHARMACEUTICALS, INC.

Schedule 5.14

Capitalization

Aegerion is authorized to issue 30,000,000 shares of Common Stock and 19,650,000 shares of Preferred Stock, of which 13,000,000 shares are designated Series A Convertible Preferred Stock and 6,650,000 shares are designated Series B Convertible Preferred Stock.

	Common Stock	Series A Preferred Stock	Series B Preferred Stock
Outstanding	4,424,108	12,211,604	3,810,773

Outstanding Warrants		118,715
Outstanding Options	841,008
Options Available for Grant	619,145

TOTAL Outstanding with Options	5,884,261	12,330,319	3,810,773

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of July 2, 2009, by and between HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Lender”) and AEGERION PHARMACEUTICALS, INC., a Delaware corporation, and each of its subsidiaries that becomes a party to the Agreement, (hereinafter collectively referred to as the “Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of March 20, 2007, as amended by a First Amendment to Loan and Security Agreement dated as of September 29, 2008 (the “Agreement”). One or more Events of Default (the “Existing Defaults”) occurred under the Agreement, pursuant to which Lender delivered Notices of Default to Borrower dated May 5, 2009 and May 20, 2009. The Existing Defaults are specified in those Notices. Lender has agreed to forbear from exercising remedies arising out of the Existing Defaults, and to make certain changes to the Agreement and the Warrant, on the terms set forth below. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

NOW, THEREFORE, the parties agree as follows:

9. The following definition in Section 1.1 of the Agreement is amended to read as follows: “Interest Rate” means for any day, the greater of (i) 11.00% per annum or (ii) 2.50% plus the Prime Rate reported in The Wall Street Journal.

10. Lender shall forbear from exercising any remedies that it may have as a result of the occurrence of the Existing Defaults from the date hereof through November 30, 2009 (the “Forbearance Period”). The Forbearance Period shall be extended through December 31, 2009 upon Lender’s receipt of a term sheet on terms acceptable to Lender, accepted by Borrower, providing for the issuance of Borrower’s equity securities in a financing that will generate proceeds to Borrower of at least $20,000,000 (the “Equity Event”). This forbearance does not constitute a waiver of any Event of Default, a continuing waiver, a course of conduct of forbearing from exercising remedies, or a consent to Borrower’s failure to perform any obligation under the Agreement.

11. Section 2.8 is amended, to read as follows:

2.8 End of Term Charge. On the earliest to occur of (i) the Maturity Date, (ii) the date that Borrower prepays the outstanding Obligations, or (iii) the date the Obligations become due and payable, Borrower shall pay Lender a fee of $525,000.

12. Section 3.1 is amended to read as follows:

3.1 As security for the prompt, complete and indefeasible payment when due (whether on the Payment Dates or otherwise) of all the Secured Obligations, Borrower grants to Lender a security interest in all of Borrower’s personal property now owned or hereafter acquired, including the following: (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (including Intellectual Property); (e) Accounts; (f) Inventory; (g) Investment Property; (h) Deposit Accounts; (i) Cash; (j) Goods and other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and (k) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. Upon Borrower’s receipt of at least $20,000,000 of proceeds from the Equity Event, Lender shall release the Intellectual Property from the Collateral, and shall file, at Borrower’s expense, such releases, reconveyances or terminations as Borrower reasonably requests to evidence that release, provided that Collateral shall continue to include any proceeds arising out of the disposition of Intellectual Property.

13. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof. This Amendment does not constitute a novation.

14. Except as set forth on the attached Schedule, (i) the representations and warranties set forth in the Agreement are true and correct in all material respects on the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and (ii) except for the Existing Default, an Event of Default is not continuing

15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

16. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Amendment, duly executed by Borrower;

(b) an Amendment to Warrant Agreement;

(c) an Intellectual Property Security Agreement;

(d) evidence satisfactory to Lender that Borrower has received at least $4,600,000 of proceeds on or about the date of this Amendment from the issuance of Subordinated Debt on terms reasonably acceptable to Lender;

(e) Corporate Resolutions to Borrow;

(f) payment of a fee of $15,000 plus an amount equal to the Lender Expenses incurred in connection with this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

AEGERION PHARMACEUTICALS, INC.

By:	/s/ William H. Lewis
Title:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ K. Nicholas Martitsch
Title:	Associate General Counsel

CORPORATE RESOLUTIONS TO BORROW

Borrower: AEGERION PHARMACEUTICALS, INC.

I, the undersigned Secretary or Assistant Secretary of AEGERION PHARMACEUTICALS, INC. (the “Corporation”), HEREBY CERTIFY in the name and on behalf of the Corporation that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY in the name and on behalf of the Corporation that at a meeting of the Directors of the Corporation duly called and held, at which a quorum was present and voting, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES
William Lewis	Chief Financial Officer	/s/ William Lewis

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

EXECUTE AMENDMENT. To execute and deliver to Hercules Technology Growth Capital, Inc. (“Lender”) that certain Second Amendment to Loan and Security Agreement (the “Amendment”) substantially in the form attached hereto and any related documents, and also to execute and deliver to Lender one or more renewals, extensions, modifications, consolidations, or substitutions therefor.

BORROW MONEY. To borrow from time to time from Lender, on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation.

FURTHER ACTS. To do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Lender may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY in the name and on behalf of the Corporation that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

I FURTHER CERTIFY in the name and on behalf of the Corporation that attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand on July 2, 2009 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X	/s/ Christine Pellizzari

SCHEDULE

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

SCHEDULE I

Aegerion Pharmaceuticals, Inc. (“Aegerion” or “Borrower”) has prepared the schedules in this Schedule I pursuant to the Second Amendment to Loan and Security Agreement, dated July 2, 2009 (the “Amendment”), between Borrower and Hercules Technology Growth Capital, Inc. (“Lender”). Descriptive headings in the Schedules are inserted only for reference purposes and for convenience of the reader. Capitalized terms used but not defined in this Schedule I shall have the meanings assigned to them in the Loan and Security Agreement, dated March 20, 2007 (the “Agreement”), as amended, between Borrower and Lender.

The schedules contained in this Schedule I update the schedules prepared by Aegerion and delivered to Lender on the Closing Date. If the disclosure provided by the Borrower in the schedules is in greater detail than is required by the particular representation and warranty of Borrower in Section 5 of the Agreement, such disclosure is not an admission by Borrower that it believes the disclosed information is material or not in the ordinary course of business. Furthermore, a threshold of materiality being provided by Borrower on a particular section of the schedules, if any, is not intended to be an indication of the threshold of materiality for any other section of the schedules or for any purpose under the Agreement. Nothing in the schedules constitutes an admission of any liability or obligation of Borrower to any third party or an admission against the interest of Borrower.

This Schedule I is accurate and complete as of the date of the Amendment. Disclosure in one section of Schedule I shall constitute disclosure for all sections hereof, to the extent that the applicability of such disclosure is manifestly apparent.

Schedule 1

Subsidiaries

None.

Schedule 1A

Existing Permitted Indebtedness

The Company has issued Senior Subordinated Promissory Notes in the aggregate principal amount of $13,562,101.35 pursuant to an Amended and Restated Note Purchase Agreement dated July 2, 2009 (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Company may issue up to an additional $2,252,659.16 of Senior Subordinated Promissory Notes.

Schedule 1B

Existing Permitted Investments

Aegerion makes investments pursuant to the Investment Policy & Guidelines approved by its Board of Directors, a copy of which has been provided to the Lender.

Beginning in 2007, the Borrower invested a portion of its cash in investments consisting primarily of investment-grade, asset-backed, variable-rate debt obligations and auction rate securities (“ARS”), in compliance with the Borrower’s Investment Policy & Guidelines. During the year ended December 31, 2007, the Borrower’s ARS securities experienced a failed auction, meaning that there were no buyers willing to purchase the securities at par. Pursuant to the terms of the ARS agreement, in the event of a failed auction in which the holders cannot sell the securities, the interest or dividend rate on the security resets to a “penalty” rate. As a result of the failed auctions occurring prior to and subsequent to year-end, the Borrower does not believe the ARS are currently liquid, the duration of the failed auctions are not known, and, in the event the Borrower needs to access these funds, it will not be able to do so without a potential loss of principal, unless a future auction on these investments is successful. The securities for which the auctions have failed will continue to accrue interest at the contractual penalty rate and will continue to be auctioned every 28 days until the auction succeeds, the issuer calls the securities, or the securities mature. In December 2008, one of the Borrower’s debt securities was subject to a put option, which converted the debt security into non-cumulative redeemable perpetual preferred stock. The Borrower’s investment in the underlying debt obligation matures in 2021. See Footnote 4 to the Borrower’s 2008 audited financial statements.

Schedule 1C

Existing Permitted Liens

None.

Schedule 5.3

Consents

The holders of Aegerion’s Preferred Stock have certain rights upon the issuance by Aegerion of new securities. Aegerion obtained a waiver of these rights prior to the original Closing Date and the date hereof.

Schedule 5.5

Actions Before Governmental Authorities

None.

Schedule 5.7

Tax Matters

None.

Schedule 5.8

Intellectual Property Claims

On September 27, 2006, Aegerion entered into a Settlement and Cross-License Agreement with The Trustees of the University of Pennsylvania and Pfizer Inc. of New York (“Pfizer”) to settle an interference declared by the U.S. Patent & Trademark Office between a U.S. patent application owned by Pfizer and an issued U.S. patent licensed to Aegerion by UPenn. There are no payments due to or from Aegerion under the Settlement and Cross-License Agreement. The cross-licenses granted by the parties under the Settlement and Cross-License Agreement are perpetual and irrevocable.

Schedule 5.9

Intellectual Property

None.

Schedule 5.10

Borrower Products

None.

Schedule 5.11

Financial Accounts

1.	Bank: TD Bank, NA

Account: 2759500016 – INVESTMENT ACCOUNT (USD)

2.	Bank: TD Bank, NA

Account: 7861047020 – PAYROLL ACCOUNT (USD)

3.	Bank: TD Bank, NA

Account: 7861047038 – OPERATING ACCOUNT (USD)

4.	Bank: Barclays Wealth, a division of Barclays Bank PLC

Account: 831-03415-1-9-654 – BROKERS’ ACCOUNT

5.	The Company has granted a limited power of attorney to Hercules Technology Growth Capital, Inc. pursuant to the ACH Debt Authorization Agreement dated March 20, 2007.

6.	Bank: TD Bank, NA

Account: 7867050507 – AEGERION PHARMACEUTICALS, INC.

Schedule 5.14

Capitalization

Aegerion is authorized to issue 30,000,000 shares of Common Stock and 19,650,000 shares of Preferred Stock, of which 13,000,000 shares are designated Series A Convertible Preferred Stock and 6,650,000 shares are designated Series B Convertible Preferred Stock.

	Common Stock	Series A Preferred Stock	Series B Preferred Stock
Outstanding	4,170,764	12,211,604	3,810,773
Outstanding Warrants		387,239
Outstanding Options	1,459,771
Options Available for Grant	382
TOTAL Outstanding with Options	5,630,917	12,598,843	3,810,773

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of January 28, 2010, by and between HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Lender”) and AEGERION PHARMACEUTICALS, INC., a Delaware corporation, and each of its subsidiaries that becomes a party to the Agreement, (hereinafter collectively referred to as the “Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of March 20, 2007, as amended by a First Amendment to Loan and Security Agreement dated as of September 29, 2008 and a Second Amendment to Loan and Security Agreement dated as of July 2, 2009 (the “Agreement”). One or more Events of Default (the “Existing Defaults”) occurred under the Agreement, pursuant to which Lender delivered Notices of Default to Borrower dated May 5, 2009 and May 20, 2009. The Existing Defaults are specified in those Notices. Lender has agreed to forbear from exercising remedies arising out of the Existing Defaults, on the terms set forth below. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Lender shall forbear from exercising any remedies that it may have as a result of the occurrence of the Existing Defaults from the date hereof through June 30, 2010 (the “Forbearance Period”). The Forbearance Period shall be extended through July 30, 2010 upon Lender’s receipt of a term sheet on terms acceptable to Lender, accepted by Borrower, providing for the issuance of Borrower’s equity securities in a financing that will generate proceeds to Borrower of at least $20,000,000 (the “Equity Event”). Upon Borrower’s receipt of at least $20,000,000 of the proceeds of the Equity Event, the Existing Defaults shall be waived without further action by Borrower or Lender. This forbearance does not constitute a waiver of any Event of Default, a continuing waiver, a course of conduct of forbearing from exercising remedies, or a consent to Borrower’s failure to perform any obligation under the Agreement.

2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof. This Amendment does not constitute a novation.

3. Except as set forth on the attached Schedule, (i) the representations and warranties set forth in the Agreement are true and correct in all material respects on the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and (ii) except for the Existing Defaults, an Event of Default is not continuing.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Amendment, duly executed by Borrower;

(b) evidence satisfactory to Lender that Borrower has received at least $3,000,000 of proceeds on or about the date of this Amendment from the issuance of Subordinated Debt on terms reasonably acceptable to Lender;

(c) payment of an amount equal to the Lender Expenses incurred in connection with this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

AEGERION PHARMACEUTICALS, INC.

By:	/s/ William H. Lewis
Title:	President

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ K. Nicholas Martitsch
K. Nicholas Martitsch
Title:	Associate General Counsel

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of June 11, 2010, by and between HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Lender”) and AEGERION PHARMACEUTICALS, INC., a Delaware corporation, and each of its subsidiaries that becomes a party to the Agreement, (hereinafter collectively referred to as the “Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of March 20, 2007, as amended by a First Amendment to Loan and Security Agreement dated as of September 29, 2008, a Second Amendment to Loan and Security Agreement dated as of July 2, 2009 and a Third Amendment to Loan and Security Agreement dated as of January 28, 2010 (the “Agreement”). One or more Events of Default (the “Existing Defaults”) occurred under the Agreement, pursuant to which Lender delivered Notices of Default to Borrower dated May 5, 2009 and May 20, 2009. The Existing Defaults are specified in those Notices. Lender has agreed to forbear from exercising remedies arising out of the Existing Defaults, on the terms set forth below. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

NOW, THEREFORE, the parties agree as follows:

17. Lender shall forbear from exercising any remedies that it may have as a result of the occurrence of the Existing Defaults from the date hereof through August 16, 2010 (the “Forbearance Period”). The Forbearance Period shall be extended through September 30, 2010 upon Borrower’s receipt of at least $1,500,000 of proceeds pursuant to that certain Third Amended and Restated Note Purchase Agreement dated as of even date herewith, between Borrower and the Purchasers a party thereto, as such shall be amended and/or restated from time to time (the “Purchase Agreement”). The Forbearance Period shall be further extended through November 30, 2010 upon Lender’s receipt of a term sheet on terms acceptable to Lender, accepted by Borrower, providing for the issuance of Borrower’s equity securities in a financing that will generate proceeds to Borrower of at least $20,000,000 (the “Equity Event”). Upon Borrower’s receipt of at least $20,000,000 of the proceeds of the Equity Event, the Existing Defaults shall be waived without further action by Borrower or Lender. This forbearance does not constitute a waiver of any Event of Default, a continuing waiver, a course of conduct of forbearing from exercising remedies, or a consent to Borrower’s failure to perform any obligation under the Agreement.

18. Section 7.1(c) of the Credit Agreement is hereby amended by restating the first parenthetical contained therein in its entirety to read as follows: “(and in any event within 120 days after the end of each fiscal year; or, solely with respect to the 2009 fiscal year, no later than June 30, 2010)”.

19. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof. This Amendment does not constitute a novation.

20. Except as set forth on the attached Schedule, (i) the representations and warranties set forth in the Agreement are true and correct in all material respects on the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and (ii) except for the Existing Defaults, an Event of Default is not continuing

21. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

22. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Amendment, duly executed by Borrower;

(b) evidence satisfactory to Lender that Borrower has received at least $1,500,000 of proceeds on or about the date of this Amendment from the issuance of Subordinated Debt pursuant to the Purchase Agreement on terms reasonably acceptable to Lender;

(c) payment of an amount equal to an amendment fee of $50,000 and the Lender Expenses incurred in connection with this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

AEGERION PHARMACEUTICALS, INC.

By:	/s/ William H. Lewis
Title:	President

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ K. Nicholas Martitsch
Title:	Associate General Counsel

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of October 1, 2010, by and between HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Lender”) and AEGERION PHARMACEUTICALS, INC., a Delaware corporation, and each of its subsidiaries that becomes a party to the Agreement, (hereinafter collectively referred to as the “Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of March 20, 2007, as amended by a First Amendment to Loan and Security Agreement dated as of September 29, 2008, a Second Amendment to Loan and Security Agreement dated as of July 2, 2009, a Third Amendment to Loan and Security Agreement dated as of January 28, 2010, and a Fourth Amendment to Loan and Security Agreement dated as of June 11, 2010 (the “Agreement”). One or more Events of Default (the “Existing Defaults”) occurred under the Agreement, pursuant to which Lender delivered Notices of Default to Borrower dated May 5, 2009 and May 20, 2009. The Existing Defaults are specified in those Notices. Lender has agreed to waive the Existing Defaults, on the terms set forth below. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Lender waives the Existing Defaults.

2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof. This Amendment does not constitute a novation.

3. Except as set forth on the attached Schedule, (i) the representations and warranties set forth in the Agreement are true and correct in all material respects on the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and (ii) except for the Existing Defaults, an Event of Default is not continuing

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Amendment, duly executed by Borrower;

(b) evidence that Borrower has entered into documents providing for the receipt of at least $1,500,000 and up to $3,000,000 of proceeds of Subordinated Debt, of which $1,500,000 is to be received on or about the date hereof; and

(c) payment of an amount equal to an amendment fee of $25,000 and the Lender Expenses incurred in connection with this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Marc D. Beer
Marc D. Beer Chief Executive Officer

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ K. Nicholas Martitsch
Title:	Associate General Counsel